APA ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of May 31, 2001 (this "Agreement"), among Pharmacia & Upjohn Company, a Delaware corporation ("Buyer"), Miravant Medical Technologies, a Delaware corporation ("Seller") and Sanwa Bank California, as the Escrow Agent (the "Escrow Agent").

     WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement, dated as of May 24, 2001 (the "Asset Purchase Agreement") pursuant to which, among other things, Buyer shall purchase certain assets of Seller (the "Purchase");

     WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Buyer Indemnified Parties (as defined below) are to be indemnified by Seller for certain events or occurrences specified in the Asset Purchase Agreement, including breaches of representations, warranties, covenants and agreements made, entered into or to be performed pursuant to the terms of the Asset Purchase Agreement;

     NOW THEREFORE, in consideration of mutual promises and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. The following terms, as used herein, have the following meaning:

     "business day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles, California, are authorized by law to close.

     "Buyer Indemnified Party" means Buyer and any of its affiliates entitled to indemnification pursuant to Section 13 of the Asset Purchase Agreement.

     "Closing" means the meaning specified in Section 5.2 of the Asset Purchase Agreement. "Closing Date" means the meaning specified in Section 5.2 of the Asset Purchase Agreement.

     "Escrow Account" means a separate account established by the Escrow Agent for the purpose of holding the funds constituting the Purchase Price delivered to it pursuant to Section 5.3 of the Asset Purchase Agreement.



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     "Officer's Certificate" means a certificate signed by any Vice President of
Buyer  substantially  in the form  attached  hereto as Exhibit A stating  that a
Buyer  Indemnified   Party  has  incurred  or  suffered  any  damages,   losses,
liabilities and expenses (including reasonable attorney fees and expenses) as a result of certain events or occurrences specified in Article X of the Asset Purchase Agreement, including a breach of any representation, warranty, covenant
or   agreement   set  forth  in  the  Asset   Purchase   Agreement,   for  which
indemnification is available pursuant to the Asset Purchase Agreement in the aggregate amount set forth in such Officer's Certificate (the "Indemnity Amount") that is delivered by Buyer to the Escrow Agent and Seller.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Purchase Price" has the meaning set forth in the Asset Purchase Agreement.



     2. Appointment of the Escrow Agent. Buyer and Seller hereby appoint the Escrow Agent on the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment on such terms and conditions.

     3. Deposit of Proceeds. On the terms and subject to the conditions set forth in the Asset Purchase Agreement, Buyer shall deposit the Purchase Price with the Escrow Agent at the Closing.

     4. Escrow Account. The Escrow Agent shall deposit the Purchase Price, upon receipt, into the Escrow Account and shall hold, safeguard and distribute such Purchase Price in accordance with and subject to the terms of this Agreement.

     5. Purpose. It is understood and agreed that (i) the Escrow Account and the Escrow Amount are for the purpose of satisfying the indemnification obligations owed to Buyer by Seller and no assets shall be used for any other purpose except as explicitly set forth in this Agreement and (ii) interest or other earnings on the assets, if any shall be added to the Escrow Account.

     6. Rights to the Escrow Account. In accordance with and subject to the terms of this Agreement, Buyer Indemnified Parties shall be entitled to recover from the Escrow Account the Indemnity Amount or the Final Indemnity Amount (as defined below), as the case may be.

     7. Indemnity Payments by the Escrow Agent. (a) Subject to Section 7(b), on the tenth business day after receipt by the Escrow Agent of an Officer's Certificate, the Escrow Agent shall deliver to Buyer from the Escrow Account in a manner specified in writing by Buyer the Indemnity Amount or (ii) to the extent that the Indemnity Amount exceeds the amount held in the Escrow Account (the amount of such excess being the "Shortfall Amount"), an amount in cash equal to the lesser of the cash in the Escrow Account or the Shortfall Amount.

     (b) If Seller shall, within ten business days after the Escrow Agent's and Seller's receipt of the Officer's Certificate, notify the Escrow Agent and Buyer in writing that Seller objects to the Indemnity Amount, (i) the Indemnity Amount shall not be delivered to Buyer, (ii) Buyer and Seller shall (A) endeavor in good faith to agree on the amount the Buyer Indemnified Party shall be entitled to recover from the Escrow Account or have such amount determined by a court of competent jurisdiction pursuant to the Asset Purchase Agreement (such amount being the "Final Indemnity Amount") and (B) either deliver to the Escrow Agent a certificate signed by any Vice President of Buyer and Seller setting forth the Final Indemnity Amount (the "Joint Certificate") or deliver to the Escrow Agent the court order or judgment by a court of competent jurisdiction, certified by either Seller or Buyer as an original (or as a true and complete copy thereof) (a "Final Judgment") and (iii) the Escrow Agent shall deliver to Buyer the Final Indemnity Amount from the Escrow Account in the manner set forth in Section 7(a). If Seller fails so to notify Buyer and the Escrow Agent of Seller's objection to the Indemnity Amount within such ten business day period, the Indemnity Amount shall be deemed conclusive and binding on all the parties hereto, whereupon the Escrow Agent shall make distributions from the Escrow Account in the manner set forth in Section 7(a).

     8. Termination of the Escrow Account. Within five days after the first anniversary of the Closing Date (the "Termination Date"), Seller shall notify the Escrow Agent in writing to deliver all assets then remaining, together with all interest accruing thereon (except a sufficient amount of assets to satisfy any unsatisfied claim specified in any Officer's Certificate, Joint Certificate or Final Judgment theretofore delivered to the Escrow Agent) to Seller;
provided, however, that if the Escrow Agent shall receive a certificate signed by any Vice President of Buyer instructing the Escrow Agent not to distribute such assets until any unsatisfied indemnification claim hereunder has been resolved, the Escrow Agent shall hold such assets until such time as it receives a certificate signed by any Vice President of Buyer and Seller and dispose of such assets in accordance with the instructions set forth therein.

     9. Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Agreement shall be addressed:

                           If to Buyer:

                           Pharmacia Corporation
                           100 Route 206 North
                           Peapack, New Jersey 07977
                           Attn:  General Counsel
                           Fax:   (908) 901-1830

                           with a copy (which, in and of itself, shall not
                                        constitute notice) to:

                           Matthew G. Hurd
                           Sullivan & Cromwell
                           1870 Embarcadero Road
                           Palo Alto, California  94303
                           Fax:  (650) 461-5700

                           If to Seller:

                           Miravant Medical Technologies
                           336 Bollay Drive
                           Santa Barbara, California 93117
                           Attn:  Gary S. Kledzik
                           Fax:  (805) 685-6038

                           with a copy (which, in and of itself, shall not
                                        constitute notice) to:

                           Joseph E. Nida
                           Nida & Maloney, LLP
                           800 Anacapa Street
                           Santa Barbara, California  93101
                           Fax: (805) 568-1955

                           If to the Escrow Agent:

                           Robert W. Rainey
                           Vice President and Manager
                           Sanwa Bank California
                           Wealth Management Division
                           Santa Barbara Trust Office
                           Post Office Box 1539
                           1036 State Street, No. 240
                           Santa Barbara, CA  93102

                           Fax:  (805) 966-3006

or, as to any party, to such other address as shall be designated by such party in a prior written notice to each other party similarly given.

     10. The Escrow Agent. (a) This Agreement sets forth the exclusive duties of the Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties whatsoever on the part of the Escrow Agent shall be read into this Agreement. Upon the complete disbursement of the Escrow Account in accordance with the terms and conditions of this Agreement, the Escrow Agent shall be fully released from all further duties and obligations hereunder. The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct. The party primarily responsible for causing any and all losses, claims, liabilities and expenses, including the reasonable fees of counsel, to the Escrow Agent shall indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of counsel, which it may suffer or incur hereunder, or in connection herewith, except such as shall result solely and directly from the Escrow Agent's own gross negligence or willful misconduct; provided, however, that if no party is primarily responsible for causing such losses, claims, liabilities and expenses, including the reasonable fees of counsel, Buyer and Seller shall jointly and severally indemnify the Escrow Agent in accordance with this Section 10. The Escrow Agent shall not be bound in any way by any agreement or contract among Buyer and Seller (whether or not the Escrow Agent has knowledge thereof) and the only duties and responsibilities of the Escrow Agent shall be to hold the assets in accordance with the terms of this Escrow Agreement. All reasonable fees and expenses of the Escrow Agent shall be paid by Seller.

     (b) Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

     (i) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

     (ii) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signature of such signatories without inquiry and without requiring substantiating evidence of any kind;

     (iii) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision which may be contained herein;

     (iv) be entitled to compensation for its services hereunder and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, and the Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Amount with respect to its unpaid fees and non reimbursed expenses, superior to the interests of any other persons or entities; and

     (v) invest the deposited funds or the income generated thereby in [money market mutual funds] unless Seller and Buyer shall have jointly instructed the Escrow Agent in writing to invest such funds in some other specified investment or investments. If Seller and Buyer jointly instruct the Escrow Agent in writing to invest such funds in some other specified investment or investments, then the Escrow Agent shall invest such funds as instructed. Earnings on the Escrow Account shall be for the account of Seller (Federal Tax I.D. No. 770-222 872). The Escrow Agent shall report such earnings to the appropriate tax authorities on Form 1099 or such other substitute form as applicable. The Escrow Agent shall have no liability or responsibility whatsoever for any loss resulting from any investment made in compliance with the terms and provisions of this Agreement.

     11. Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to perform their obligations hereunder including, without limitation, determining the amount a Buyer Indemnified Party shall be entitled to recover from the Escrow Account and delivering to the Escrow Agent a Joint Certificate or a Final Judgment upon such determination.

     12. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto. Notwithstanding the foregoing sentence, Buyer may, at its option, upon notice to Seller at least two days prior to the Closing Date, designate one or more direct or indirect subsidiaries or Affiliates of the Buyer (the "Substituted Subsidiaries") to be substituted as Buyer hereunder in such Buyer's place. Upon such designation, and the execution and delivery by the Substituted Subsidiaries to Seller of an instrument pursuant to which the Substituted Subsidiaries shall assume all of such Buyer's obligations hereunder, the Substituted Subsidiaries shall succeed to all of Buyer's rights hereunder, and, for the purposes of this Agreement, all references to the "Buyer" shall, as applied on or after the date of such designation, apply to the Substituted Subsidiaries; provided, however, that the original "Buyer" shall be liable for the Substituted Subsidiaries' performance of the Buyer's obligations hereunder. Except as set forth above, this Agreement may not be assigned by the parties hereto prior to Closing. Any such purported assignment, delegation or transfer made in contravention of the foregoing shall be null and void.

     13. Governing Law. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under California principles of conflicts of laws).

     14. Arbitration. (a) Any dispute among any of the parties hereto arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination thereof, or any claim of fraud or intentional misrepresentation, shall be exclusively referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA"), which Rules are deemed to be incorporated by reference into this Section. Any such arbitration shall be (i) brought in the City and County of San Francisco, California, (ii) conducted in English, and (iii) to the maximum extent permitted by applicable law, final, binding and conclusive upon the parties thereto. If the arbitrators deem it necessary or appropriate, the parties to any dispute may be permitted limited discovery based on the United States Federal Rules of Civil Procedure then in effect, subject to such limitations as the arbitrators may impose consistent with the objective of expediting the resolution of the dispute; provided, however, that in any dispute submitted to arbitration hereunder that relates to whether any person or entity is required to furnish indemnity under this Agreement discovery rights in accordance with the United States Federal Rules of Civil Procedure then in effect shall be applicable and available in all events. The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided herein shall be valid and sufficient notice for purposes of such arbitration. Each of the parties agrees to be bound by such arbitration.

     (b) In any arbitration pursuant hereto, the award shall be rendered by a majority of the members of an arbitral tribunal consisting of three arbitrators. One arbitrator shall be appointed by Buyer and one arbitrator shall be appointed by Seller each within 30 days after the commencement of the arbitration. The third arbitrator shall be appointed by mutual agreement of the two arbitrators selected by Buyer, on the one hand, and Seller, on the other hand, and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement. The third arbitrator shall act as Chair of the arbitral tribunal. In the event of the failure of said two arbitrators to agree as to the third arbitrator within 20 days after the appointment of the last of the two arbitrators, the third arbitrator shall be appointed by the AAA as administrator under the Rules within 15 days thereafter in accordance with its then existing Rules upon application by any of the parties to the arbitration. Notwithstanding the foregoing, if either Buyer or Seller fail to appoint the arbitrators they are respectively required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. The AAA shall not appoint all three arbitrators unless both Buyer, on the one hand, and Seller, on the other hand, fail to appoint an arbitrator within the specified time.

     (c) Awards, decisions and rulings of the arbitral tribunal shall be in writing, and shall set forth the reasons therefor and, to the extent applicable, the manner in which the amount of any damages or other monetary recovery was calculated. Any monetary award shall be in U.S. dollars. Judgment upon any award, decision or ruling may be entered in any court having jurisdiction thereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     16. Resignation or Removal of the Escrow Agent. (a) The Escrow Agent may resign as such upon 30 days' prior written notice to the other parties hereto. The Escrow Agent may be removed and replaced upon 30 days' prior written notice to the Escrow Agent from Buyer and Seller. If the Escrow Agent resigns or is removed, the duties of the Escrow Agent shall terminate 30 days after receipt of such notice (or as of such earlier date as may be agreed by the parties hereto) and the Escrow Agent shall then deliver the balance of the Escrow Account then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

     (b) If the other parties hereto are unable to agree upon a successor to the Escrow Agent or shall have failed to appoint such successor prior to the expiration of 30 days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Costs incurred by the Escrow Agent in petitioning any court to appoint a successor pursuant to the foregoing sentence shall be borne by the Escrow Account. Upon acknowledgment by any successor escrow agent of the receipt of the balance of the assets in escrow, the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

     17. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be modified or amended except by a written instrument signed by all parties hereto.

     18.  Headings.  The section and other headings  contained in this Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of this Agreement.

     19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     20. Specific Performance. Each party acknowledges that one party will have no adequate remedy at law if the other party fails to perform any of its obligations under this Agreement. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and agrees to take no action to oppose the other party's seeking such remedy.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                 PHARMACIA & UPJOHN COMPANY


                                              By: ______________________________
                                                         Name:
                                                         Title:


                                                MIRAVANT MEDICAL TECHNOLOGIES


                                               By:______________________________
                                                          Name:
                                                          Title:


                                               SANWA BANK CALIFORNIA


                                              By: ______________________________
                                                   Name:
                                                   Title:


                                              By: ______________________________
                                                    Name:
                                                    Title:

                          Form of Officer's Certificate

Miravant Medical Technologies
336 Bollay Drive
Santa Barbara, California 93117
Attn:  Gary S. Kledzik

Sanwa Bank California
Wealth Management Division
Santa Barbara Trust Office
Post Office Box 1539
1036 State Street, No. 240
Santa Barbara, CA  93102
Attn:  Robert W. Rainey

Dear Ladies and Gentlemen:

         Please be advised that there [has occurred an event] / [exists a condition or circumstance] entitling [insert name], a Buyer Indemnified Party (as defined in the Escrow Agreement, dated as of May 31, 2001 among [BUYER], a Delaware corporation (the "Buyer"), Miravant Medical Technologies, a Delaware corporation ("Seller") and Sanwa Bank California, as the Escrow Agent (the "Escrow Agent")) to indemnification pursuant to the Asset Purchase Agreement, dated as of May 24, 2001, among Buyer and Seller. [Describe the event, condition or circumstance giving rise to the indemnity claim]. The aggregate amount of damages, losses, liabilities and expenses (including reasonable attorney fees and expenses) incurred or suffered by the Buyer Indemnified Party as a result of such [event]/[condition or circumstance] is $_________.

                                             Sincerely,


                                                -----------------------------
                                                Name:
                                                 Title: